Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF
TITLE 18 OF THE UNITED STATES CODE

I, George Brown, the Chief Financial Officer of AlphaMetrix, LLC, the Sponsor of AlphaMetrix Managed Futures LLC (Aspect Series) (the “Series”), certify that (i) the Annual Report of the Series on Form 10-K for the period ending December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Series.

Date: March 27, 2009

By: /s/ George Brown
George Brown
Chief Financial Officer
AlphaMetrix, LLC